UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2018 (November 1, 2018)

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2018, Shore Bancshares, Inc. (the “Company”) entered into change in control agreements with Lloyd L. Beatty, Jr., President and Chief Executive Officer of the Company, and Donna Stevens, Chief Operating Officer of the Company. Similarly, on such date, the Company’s wholly-owned subsidiary, Shore United Bank (the “Bank”), entered into a change in control agreement with Patrick M. Bilbrough, President and Chief Executive Officer of the Bank (each a “Change in Control Agreement”).

Pursuant to the Change in Control Agreements, in the event the executive is terminated (i) by the Company or the Bank, as the case may be, without Cause, or (ii) by the executive for Good Reason within 12 months of a Change in Control of the Company (the terms “Cause,” “Change in Control” and “Good Reason” are defined in the Change in Control Agreements), the executive will be entitled to receive an amount equal to 2.99 times the executive’s base salary and bonus (not to include the exercise of any stock options) paid or scheduled to be paid under the Company’s annual incentive plan in the calendar year of the Change in Control in the case of Mr. Beatty, 2 times the executive’s base salary and bonus (not to include the exercise of any stock options) paid or scheduled to be paid under the Company’s or Bank’s annual incentive plan in the calendar year of the Change in Control in the case of Ms. Stevens and Mr. Bilbrough. The Change in Control benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which he or she may revoke that release has expired on or before that 60th day.

The foregoing description of the Change in Control Agreements is a summary and is qualified in its entirety by reference to the Change in Control Agreements for Mr. Beatty, Ms. Stevens and Mr. Bilbrough, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: November 2, 2018	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change in Control Agreement, dated November 1, 2018, by and between Lloyd L. Beatty, Jr. and Shore Bancshares, Inc.
10.2	Change in Control Agreement, dated November 1, 2018, by and between Donna Stevens and Shore Bancshares, Inc.
10.3	Change in Control Agreement, dated November 1, 2018, by and between Patrick M. Bilbrough and Shore United Bank